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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           Chromcraft Revington, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           CHROMCRAFT REVINGTON, INC.
                          1100 NORTH WASHINGTON STREET
                             DELPHI, INDIANA 46923

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD WEDNESDAY MAY 4, 2005

                          ----------------------------

To the Stockholders of Chromcraft Revington, Inc.:

      The annual meeting of stockholders of Chromcraft Revington, Inc. (the "Company") will be held on Wednesday, May 4, 2005 at 9:00 a.m., Indianapolis time, at the Canterbury Hotel, 123 South Illinois Street, Indianapolis, Indiana, for the following purposes:

      1. To elect five directors of the Company, each for a term expiring at the 2006 annual meeting of stockholders and until his successor is duly elected and qualified.

      2. To ratify the appointment of KPMG LLP as the independent auditors for the Company for the year ending December 31, 2005.

      3. To transact such other business as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof.

      The Board of Directors has fixed the close of business on March 7, 2005 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting of stockholders.

      Whether or not you plan to attend the annual meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly in the envelope provided so that your shares are represented and voted at the annual meeting.

                                     By Order of the Board of Directors,

                                     Frank T. Kane
                                     Vice President-Finance,
                                     Chief Financial Officer
                                     and Secretary

March 31, 2005

                           CHROMCRAFT REVINGTON, INC.
                          1100 NORTH WASHINGTON STREET
                              DELPHI, INDIANA 46923

                          ----------------------------

                                PROXY STATEMENT

                          ----------------------------

                              GENERAL INFORMATION

      This proxy statement is furnished to the stockholders of Chromcraft Revington, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of stockholders of the Company to be held on Wednesday, May 4, 2005 at 9:00 a.m., Indianapolis time, at the Canterbury Hotel, 123 South Illinois Street, Indianapolis, Indiana, and at any and all adjournments or postponements of the meeting. This proxy statement and accompanying form of proxy were first mailed to stockholders of the Company on or about March 31, 2005.

      The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and certain employees of the Company who will not be specially compensated for such solicitation. The Company also will request brokerage firms, nominees, custodians and fiduciaries to forward the proxy solicitation materials relating to the annual meeting to the beneficial owners of common stock and will reimburse such institutions for the cost of forwarding these materials.

      Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised. Revocation may be made by written notice delivered to the Secretary of the Company, by executing and delivering to the Company a proxy bearing a later date or by attending and voting in person at the annual meeting.

      The shares represented by proxies received by the Company will be voted as instructed by the stockholders giving the proxies. In the absence of specific instructions, proxies will be voted as follows:

      - FOR the election as directors of the five persons named as nominees in this proxy statement, each of whom will hold office for a term expiring at the 2006 annual meeting of stockholders and until his successor is duly elected and qualified; and

      - FOR the approval of the ratification of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2005.

      If for any reason any director nominee named in this proxy statement becomes unable or unwilling to serve, the persons named as proxies in the accompanying form of proxy will have authority to vote for a substitute nominee should the Board of Directors determine to nominate another person. The accompanying form of proxy gives discretionary authority to the persons named as proxies to vote in accordance with the directions of the Board of Directors on any other matters that may properly come before the annual meeting.

      The principal executive office of the Company is located at 1100 North Washington Street, Delphi, Indiana 46923.

                                VOTING SECURITIES

      The Company has one class of capital stock outstanding consisting of common stock. The close of business on March 7, 2005 has been fixed as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. On the Record Date, the Company had 6,003,202 shares of common stock outstanding and entitled to vote. There are no other outstanding securities of the Company entitled to vote.

      Each share of common stock of the Company is entitled to one vote, exercisable in person or by proxy. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum so that business may be conducted at the annual meeting. Shares voting, abstaining or withholding authority to vote on any matter at the annual meeting will be counted as present for purposes of determining a quorum. Assuming a quorum is present at the annual meeting, the election of directors will be determined by a plurality of the votes cast. The ratification of the appointment of KPMG LLP and any other matters that may properly come before the meeting will be approved by the affirmative vote of the holders of at least a majority of the shares present, in person or by proxy, at the annual meeting.

      Instructions on the accompanying proxy to withhold authority to vote for one or more of the director nominees will result in those nominees receiving fewer votes. In counting the votes with respect to the ratification of the appointment of KPMG LLP as the independent auditors for the Company and any other matters that may properly come before the meeting, abstentions will have the same effect as votes against the matter. Shares that are the subject of a broker non-vote will be deemed to be not voted.

      Each participant in the Employee Stock Ownership Plan (the "ESOP") of the Company will receive a form to use to provide voting instructions to LaSalle Bank N.A., the trustee for the ESOP, for the shares allocated to the participant's account under the ESOP as of the Record Date. Voting instructions to the trustee should be completed, dated, signed and returned in the envelope provided by April 27, 2005. Voting instructions of individual participants will be kept confidential by the ESOP trustee and will not be disclosed to the Company.

      Unless its fiduciary duties require otherwise, the ESOP trustee will vote
(i) the shares allocated to participants' accounts under the ESOP in accordance with the instructions received in a timely manner from participants, and (ii) the shares that have not been allocated to participants' accounts in accordance with the directions of the Benefit Plans Administrative Committee of the Company (the "Benefits Committee"). Any shares allocated to a participant's account for which the ESOP trustee has not received voting instructions in a timely manner will be voted by the trustee in accordance with the directions of the Benefits Committee.

      Each participant in the Savings Plan of the Company will receive a form to use to provide voting instructions to T. Rowe Price Trust Company, Inc., the trustee for the Savings Plan, for the shares credited to the participant's account under the Savings Plan as of the Record Date. Voting instructions to the trustee should be completed, dated, signed and returned in the envelope provided by April 27, 2005. Voting instructions of individual participants will be kept confidential by the Savings Plan trustee and will not be disclosed to the Company.

      Unless its fiduciary duties require otherwise, the Savings Plan trustee will vote the shares credited to participants' accounts under the Savings Plan in accordance with the instructions received in a timely manner from participants. Any shares credited to a participant's account for which the Savings Plan trustee has not received voting instructions in a timely manner will be voted by the trustee in accordance with the directions of the Benefits Committee.

                         ITEM 1 - ELECTION OF DIRECTORS

      The first item to be acted upon at the annual meeting of stockholders will be the election of five directors of the Company, each of whom will serve a term expiring at the 2006 annual meeting of stockholders and until his successor is duly elected and qualified.

      The Company expects each nominee for election as a director named in this proxy statement to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees selected by the Board of Directors, unless the Board chooses to reduce the number of directors of the Company. The persons named on the enclosed proxy intend to vote each proxy, if properly signed and returned, FOR the election of each of the five director nominees identified in this proxy statement, unless indicated on the proxy that the stockholder's vote should be withheld from any or all of the nominees.

      Michael E. Thomas, the Company's Chairman, President and Chief Executive Officer, has decided to retire as a director and officer of the Company effective immediately following the 2005 annual meeting of stockholders. In addition, Warren G. Wintrub, who is 71 years old and who has served as a director of the company since 1992, has decided to retire from the Board of Directors and all Board committees effective immediately following the 2005 annual meeting of stockholders, which is the expiration of his current term.

      The Search Committee of the Board of Directors is currently conducting a national search for Mr. Thomas' successor. When this process has been completed, the Board intends to appoint the new Chief Executive Officer to the Board of Directors and elect him as Chairman of the Board.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR EACH OF
                            THE NOMINEES NAMED BELOW.

      Set forth below are the name and age of each director nominee, his principal occupation and his directorships with other public companies and nonprofit organizations. All of the nominees currently are members of the Board of Directors of the Company.

      RONALD H. BUTLER, age 55, was appointed to the Board of Directors in July, 2004. Mr. Butler is a director and the President of Pete & Mac's Pet Resort Franchise, LLC, a privately-held company that serves as a franchisor of custom pet boarding, day care and grooming facilities. Previously, Mr. Butler served as the Chief Executive Officer of Three Dog Bakery, Inc., a manufacturer of pet foods. Mr. Butler also serves as a director of ARXX Building Products (Ontario, Canada) and has held senior management positions at various companies, including PETsMART and Payless Cashways, Inc.

      STEPHEN D. HEALY, age 58, has served as the President of Cochrane Furniture Company, Inc. (a subsidiary of the Company) since October, 1997. He served as President of Korn Industries, Incorporated (a subsidiary of the Company) from December, 2000 to July, 2002. From November, 1996 to September, 1997, Mr. Healy served as Executive Vice President of Cochrane Furniture Company, Inc. He served as the Vice President-Finance of Chromcraft Corporation (a subsidiary of the Company) from February, 1991 to October, 1996. Mr. Healy has served as a director of the Company since 2002.

      DAVID L. KOLB, age 66, served as the Chairman of the Board of Directors of Mohawk Industries, Inc., a flooring manufacturer, from 1988 until 2004 and as Chief Executive Officer from 1988 until 2000.

From 1980 until 1988, Mr. Kolb served as the President of Mohawk Carpet Corporation. Mr. Kolb currently serves as a director of Mohawk Industries, Inc., Aaron Rents, Inc. and Paxar Corp. Aaron Rents, Inc. is a retailer specializing in the rental and sale of residential and office furniture, consumer electronics and home appliances and accessories. Paxar Corp. is a provider of identification and tracking solutions for retailers and apparel manufacturers. He also is a trustee of the Schenck School and Oglethorpe University. Mr. Kolb has served as a director of the Company since 1992.

      LARRY P. KUNZ, age 70, served as the President and Chief Operating Officer of Payless Cashways, Inc., a retailer of building materials and home improvement products, from 1986 until his retirement in 1993. Mr. Kunz has served as a director of the Company since 1992.

      THEODORE L. MULLETT, age 63, has been a management consultant since 1998. From 1965 until his retirement in 1998, Mr. Mullett was a certified public accountant with KPMG LLP and was a partner with that firm from 1973 until 1998. Mr. Mullett has served as a director of the Company since 2002.

                   ITEM 2 - RATIFICATION OF THE APPOINTMENT OF
                        KPMG LLP AS INDEPENDENT AUDITORS

      The second item of business to be acted upon at the annual meeting of stockholders will be the ratification of the appointment of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2005. Although ratification by stockholders is not required, the Board of Directors has determined that, as a matter of proper corporate governance, it is desirable to ask stockholders to ratify the Audit Committee's appointment of KPMG LLP as the Company's independent auditors. In the event the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider the appointment of other independent auditors for the fiscal year ending December 31, 2005. The persons named on the enclosed proxy intend to vote each proxy, if properly signed and returned, FOR the ratification of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2005, unless indicated otherwise on the stockholder's proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE RATIFICATION OF THE
      APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY.

                        EXECUTIVE OFFICERS OF THE COMPANY

      Mr. Thomas and Mr. Kane are the executive officers of the Company, and each serves a term of office of one year and until his successor is duly elected and qualified. Mr. Healy is not an officer of the Company but serves as President of one of the Company's subsidiaries and is a director of the Company. Although Mr. Healy is not an officer of the Company, he may be deemed to be an executive officer under certain rules and regulations of the Securities and Exchange Commission. Mr. Healy's term of office as President of Cochrane Furniture Company, Inc. is one year and until his successor is duly elected and qualified.

      MICHAEL E. THOMAS, age 63, has served as the Chairman of the Board since March 15, 2002 and as the President and Chief Executive Officer of the Company since its organization in 1992. Mr. Thomas has decided to retire as a director and officer of the Company immediately following the 2005 annual meeting of stockholders.

      FRANK T. KANE, age 51, has served as the Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of the Company since its organization in 1992.

      STEPHEN D. HEALY, age 58, has served as the President of Cochrane Furniture Company, Inc. (a subsidiary of the Company) since October, 1997. He served as President of Korn Industries, Incorporated (a subsidiary of the Company) from December, 2000 until July, 2002. From November, 1996 to September, 1997, Mr. Healy served as Executive Vice President of Cochrane Furniture Company, Inc. Mr. Healy served as the Vice President-Finance of Chromcraft Corporation (a subsidiary of the Company) from February, 1991 to October, 1996.

                           STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows the number of shares of common stock of the Company beneficially owned as of the Record Date by each director and executive officer of the Company, as well as the number of shares beneficially owned by all directors and executive officers as a group.

                              NUMBER OF SHARES       PERCENT OF
  NAME OF PERSON           BENEFICIALLY OWNED (1)   COMMON STOCK
  --------------           ----------------------   ------------
Ronald H. Butler                   10,000                *
Stephen D. Healy                  105,416(2)            1.7%
Frank T. Kane                     127,264(3)            2.1%
David L. Kolb                      26,000                *
Larry P. Kunz                      14,000                *
Theodore L. Mullett                15,200                *
Michael E. Thomas                 403,760(4)            6.3%
Warren G. Wintrub                  28,000                *

Directors and Executive
Officers as a Group               729,640              11.0%
(8 Persons)

--------------
*Represents less than 1% of the outstanding common stock of the Company.

(1) Includes 655,385 shares which directors and executive officers have the right to acquire pursuant to stock options exercisable within sixty days of the Record Date as follows: Ronald H. Butler, 10,000; Stephen D. Healy, 104,476; Frank T. Kane, 124,844; David L. Kolb, 10,000; Larry P. Kunz, 10,000; Theodore L. Mullett, 15,000; Michael E. Thomas, 371,065; and Warren G. Wintrub, 10,000.

(2) Includes 940 shares held for the benefit of Mr. Healy under the Chromcraft Revington Employee Stock Ownership Plan.

(3) Includes 1,324 shares and 896 shares held for the benefit of Mr. Kane under the Chromcraft Revington Savings Plan and the Chromcraft Revington Employee Stock Ownership Plan, respectively.

(4) Includes 30,252 shares and 893 shares held for the benefit of Mr. Thomas under the Chromcraft Revington Savings Plan and the Chromcraft Revington Employee Stock Ownership Plan, respectively.

OWNERS OF MORE THAN FIVE PERCENT OF COMMON STOCK

      The stockholders listed in the following table are known by management to beneficially own more than 5% of the outstanding shares of the Company's common stock as of the Record Date.

    NAME AND ADDRESS                  NUMBER OF SHARES     PERCENT OF
  OF BENEFICIAL OWNER                BENEFICIALLY OWNED   COMMON STOCK
  -------------------                ------------------   ------------
Chromcraft Revington Employee             1,990,000           33.2%
Stock Ownership Plan Trust (1)
1100 North Washington Street
Delphi, Indiana 46923

FMR Corp. (2)                               957,300           16.0%
82 Devonshire Street
Boston, Massachusetts 02109

T. Rowe Price Associates, Inc. (3)          650,000           10.8%
100 East Pratt Street
Baltimore, Maryland 21202

Royce & Associates, LLC (4)                 474,900            7.9%
1414 Avenue of the Americas
New York, New York 10019

Michael E. Thomas (5)                       403,760            6.3%
1100 North Washington Street
Delphi, Indiana 46923

--------------

(1) Unless its fiduciary duties require otherwise, the trustee of the ESOP trust will vote (i) the shares allocated to participants' accounts under the ESOP in accordance with the instructions received in a timely manner from participants, and (ii) the shares that have not been allocated to participants' accounts in accordance with the directions of the Benefits Committee. Any shares allocated to a participant's account for which the trustee has not received voting instructions in a timely manner will be voted by the trustee in accordance with the directions of the Benefits Committee. The Benefits Committee consists of Michael E. Thomas, Chairman, President and Chief Executive Officer of the Company, and Frank T. Kane, Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of the Company. The members of the Benefits Committee are appointed by the Board of Directors. The Board intends to appoint a successor to Mr. Thomas on the Benefits Committee upon Mr. Thomas' retirement from the Company immediately following the 2005 annual meeting of stockholders.

(2) Based solely on information provided by FMR Corp. in a Schedule 13G filed with the Securities and Exchange Commission on May 10, 2002. Included as reporting persons in the Schedule 13G are FMR Corp., Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp. The reporting persons have sole power to dispose of 957,300 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., also is reported as a beneficial owner of the 957,300 shares.

      (3) Based solely on information provided by T. Rowe Price Associates, Inc. ("Price Associates") in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. These securities are owned by T. Rowe Price Small-Cap Value Fund, Inc., which owns 650,000 shares, representing 10.8% of the outstanding shares of common stock, and which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

      (4)   Based solely on information provided by Royce & Associates, LLC in a
            Schedule 13G filed with the Securities and Exchange Commission on January 24, 2005. Royce & Associates, LLC is the only reporting person identified in the Schedule 13G and it has sole power to dispose of 474,900 shares.

      (5) Includes 371,065 shares which Mr. Thomas has the right to acquire pursuant to stock options, 30,252 shares held for the benefit of Mr. Thomas under the Chromcraft Revington Savings Plan and 893 shares held for the benefit of Mr. Thomas under the Chromcraft Revington Employee Stock Ownership Plan. Of the total shares reported, Mr. Thomas has sole voting power over all of the shares listed and no dispositive power over the 30,252 shares held for his benefit under the Chromcraft Revington Savings Plan and the 893 shares held for his benefit under the Chromcraft Revington Employee Stock Ownership Plan.

CHANGE IN CONTROL

      In 2002, Court Square Capital Limited ("Court Square"), a Delaware corporation and an affiliate of Citigroup Inc., completed its sale of 5,695,418 shares of Company common stock, comprising approximately 59% of the Company's issued and outstanding shares of common stock on that date, to the Company and the Chromcraft Revington Employee Stock Ownership Plan Trust (the "ESOP Trust"), which forms a part of the ESOP. With respect to the 5,695,418 shares of the Company's common stock sold by Court Square, 3,695,418 shares were repurchased by the Company (the "Company Stock Transaction") and 2,000,000 shares were purchased by the ESOP Trust (the "ESOP Stock Transaction" and together with the Company Stock Transaction, the "Transaction").

      The funds required to pay the total consideration and certain related expenses of the Transaction were obtained using available cash and bank borrowings of approximately $45,000,000. Under a term loan and security agreement (the "ESOP Loan Agreement"), the Company loaned $20,000,000 to the ESOP Trust to finance the ESOP Stock Transaction. Under the ESOP Loan Agreement, the ESOP Trust will repay such loan to the Company over a 30-year term at a fixed rate of interest of 5.48% per annum.

      Under the ESOP Loan Agreement, the ESOP Trust pledges shares of the Company's common stock owned by it (the "Pledged Shares") to the Company as security for repayment of its obligations thereunder. Under a Pledge and Security Agreement between the Company and National City Bank, as agent for a syndicate of banks, the Company pledged the Pledged Shares to the banks.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the federal securities laws, the Company's directors and executive officers, and any persons beneficially owning more than 10% of the Company's common stock, are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the

Securities and Exchange Commission, and the Company is required to disclose in this proxy statement any failure to file timely the required reports by directors, executive officers and 10% stockholders of the Company. During 2004, no director or executive officer was late in filing the required reports with the Securities and Exchange Commission. In making this disclosure, the Company has relied solely upon written representations of directors and executive officers of the Company and copies of reports that those persons have filed with the Securities and Exchange Commission and provided to the Company.

CERTAIN STOCK REPURCHASES BY THE COMPANY

      The Company did not repurchase any shares of its common stock in 2004.

                     CORPORATE GOVERNANCE AND BOARD MATTERS

INDEPENDENCE AND GOVERNANCE

      The Board of Directors has determined that each of the directors standing for re-election at the 2005 annual meeting, with the exception of Mr. Healy, has no material relationship with the Company that would interfere with the exercise of his independent judgment and, accordingly, is independent under the Company's director independence standards. Mr. Healy is not independent because he serves as the President of Cochrane Furniture Company, Inc., a subsidiary of the Company. The Company's director independence standards are the same as the director independence criteria adopted by the American Stock Exchange as set forth in Section 121 of the Exchange's Company Guide.

      The Board of Directors has adopted a Code of Ethics applicable to its chief executive officer and senior financial managers, a Code of Business Conduct and Ethics applicable to its directors, officers and employees and a set of Corporate Governance Guidelines. Copies of these items are available, without charge, upon request in writing to Mr. Frank T. Kane, Corporate Secretary, Chromcraft Revington, Inc., at 1100 North Washington Street, Delphi, Indiana 46923, or by telephone at (765) 564-3500.

BOARD COMMITTEES

      The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All members of each of the Committees are non-management directors who are independent under the criteria adopted by the American Stock Exchange.

      Audit Committee. The members of the Audit Committee are Messrs. Mullett (Chairman), Butler, Kolb, Kunz and Wintrub. Mr. Wintrub will retire as a member of the Board of Directors and as a member of the Audit Committee when his term expires at the 2005 Annual Meeting of Stockholders. The Audit Committee held four meetings in 2004. As specified in its charter, the Audit Committee's primary objectives are to assist the Board of Directors in its oversight of (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company's independent auditors, (iii) the performance of the Company's internal audit function, and (iv) the Company's compliance with applicable legal and regulatory requirements. The Audit Committee's charter was attached to the Company's proxy statement relating to the 2004 annual meeting of stockholders and is available upon written request to the Secretary of the Company.

      In addition, among other responsibilities, the Audit Committee appoints, oversees the performance of and approves the fees of the Company's independent auditors; reviews and discusses with management and the independent auditors the Company's annual audited and quarterly financial statements; reviews with management and the independent auditors the adequacy and effectiveness of the

Company's internal controls; discusses with management the Company's major financial risk exposures; assures that the Company maintains an internal audit function; reviews and recommends any changes to the Company's Code of Ethics applicable to its chief executive officer and senior financial managers; annually reviews the Audit Committee's charter and evaluates the Committee's performance; and prepares the Audit Committee report for inclusion in the Company's annual meeting proxy statement.

      The report of the Audit Committee is included in this proxy statement on page 20.

      Mr. Wintrub serves on the Company's Audit Committee as well as the audit committees of four other public companies or entities. The Company's Board of Directors determined that Mr. Wintrub's service on these audit committees would not impair his ability to serve effectively on the Company's Audit Committee.

      Compensation Committee. The members of the Compensation Committee are Messrs. Kolb (Chairman), Butler, Kunz, Mullett and Wintrub. Mr. Wintrub will retire as a member of the Board of Directors and as a member of the Compensation Committee when his term expires at the 2005 Annual Meeting of Stockholders. The Compensation Committee held five meetings in 2004. As specified in its charter, the Compensation Committee's primary objective is to assist the Board of Directors in fulfilling its responsibilities relating to the compensation of the executive officers of the Company. The Compensation Committee's charter was attached to the Company's proxy statement relating to the 2004 annual meeting of stockholders and is available upon written request to the Secretary of the Company.

      In addition, among other responsibilities, the Compensation Committee determines the compensation of the Company's chief executive officer and other executive officers; reviews and approves the Company's goals and objectives relevant to compensation of the chief executive officer; develops the philosophies, policies and practices relating to compensation and benefits for executive management of the Company and its subsidiaries; administers the Company's stock option plans for key employees and directors; administers the Company's short term and long term executive incentive plans; reviews and makes recommendations to the Board of Directors regarding any employment agreements for executive management of the Company and its subsidiaries; reviews and makes recommendations to the Board of Directors regarding director compensation; approves a succession plan developed by management for the Company's chief executive officer and other executive officers; annually reviews the Compensation Committee's charter and evaluates the Committee's performance; and prepares the Compensation Committee report for inclusion in the Company's annual meeting proxy statement.

      The report of the Compensation Committee is included in this proxy statement beginning on page 18.

      Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Kunz (Chairman), Butler, Kolb, Mullett and Wintrub. Mr. Wintrub will retire as a member of the Board of Directors and as a member of the Nominating and Corporate Governance Committee when his term expires at the 2005 Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee met two times in 2004. As specified in its charter, the primary objectives of the Nominating and Corporate Governance Committee are to assist the Board of Directors by (i) identifying individuals who are qualified to serve as directors of the Company, (ii) recommending to the Board the director nominees for election at each annual meeting of stockholders, (iii) recommending to the Board any matters relating to the structure, authority and membership of the Board's committees, (iv) developing and recommending to the Board a set of Corporate Governance Guidelines applicable to the Company, and (v) overseeing the evaluation of the Board of Directors. The Nominating and Corporate Governance Committee's charter was attached to the Company's proxy statement relating to the 2004 annual meeting of stockholders and is available upon written request to the Secretary of the Company.

      In addition, among other responsibilities, the Nominating and Corporate Governance Committee reviews possible candidates for election to the Company's Board of Directors; develops a set of qualifications that the Committee will consider when evaluating potential director nominees; reviews and recommends to the Board of Directors any changes in the Company's Code of Business Conduct and Ethics for its directors, officers and employees and its Corporate Governance Guidelines; oversees the evaluations of executive management of the Company; and annually reviews the Nominating and Corporate Governance Committee's charter and evaluates the committee's performance.

      Search Committee. The Board of Directors formed a Search Committee in December, 2004 for the purpose of assisting the Board of Directors to identify appropriate candidates to serve as the new Chairman and Chief Executive Officer of the Company. Mr. Thomas, the Company's current Chairman, President and Chief Executive Officer, will retire immediately following the 2005 annual meeting of stockholders. The Search Committee has engaged a search firm to assist it in conducting its search for a new Chairman and Chief Executive Officer. The final candidate will be selected by the Board of Directors.

      The members of the Search Committee consist of Messrs. Butler, Kolb, Kunz, Mullett and Wintrub. Mr. Wintrub will retire as a member of the Board of Directors and as a member of the Search Committee when his term expires at the 2005 Annual Meeting of Stockholders. Messrs. Kolb and Kunz serve as co-chairs of this committee. The Search Committee met once in 2004.

      Strategy Committee. The Board of Directors formed a Strategy Committee in 2005 for the purpose of assisting senior management with overall corporate strategy of the Company. Mr. Butler is the sole member and chair of this committee.

BOARD MEETINGS

      The Board of Directors held eight meetings during 2004. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all Board committees of which he is a member.

DIRECTOR COMPENSATION

      Directors who are not employees of the Company are paid an annual retainer of $20,000, plus a fee of $1,500 for each Board of Directors and committee meeting attended in person and a fee of $750 for each telephonic meeting of the Board and committee in which he participates. In addition, the chair of the Audit Committee receives an annual retainer of $4,500, the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an annual retainer of $3,000, the co-chairs of the Search Committee each receive an annual retainer of $2,000 and the chair of the Strategy Committee receives an annual retainer of $4,000. Directors who are employees of the Company do not receive director or committee fees for their service on the Board of Directors.

      Directors who are not employees of the Company are eligible to participate in the Directors' Stock Option Plan of the Company. Under this plan, each director who is not an employee of the Company receives an option to purchase 2,500 shares of common stock on the day following each annual meeting of stockholders. Any new director who is elected or appointed for the first time to the Board of Directors receives an initial option to purchase 10,000 shares of common stock. All stock options granted under this plan vest immediately at the time of the grant, have an exercise price equal to the fair market value of the underlying shares on the date of the grant and are exercisable for ten years following the date of each grant.

      In 2004, Messrs. Kolb, Kunz, Mullett and Wintrub each received an option to purchase 2,500 shares of common stock, and Mr. Butler received his initial option to purchase 10,000 shares of common stock, under the Directors' Stock Option Plan.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS AND PRESIDING DIRECTOR

      Executive sessions of the Board of Directors are those at which only directors who are not also employees of the Company are present. There were three executive sessions of the Board of Directors in 2004. Any non-management director can request that an executive session of the Board be scheduled.

      The presiding director is the director who presides over an executive session of the Board of Directors. The Board of Directors has not designated a specific director to serve as the presiding director at all executive sessions of the Board. Instead, the independent directors rotate the presiding director position among themselves, and a rotation occurs after a director has presided over an executive session.

CONSIDERATION OF DIRECTOR CANDIDATES

      Role of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by the Committee's members, by other members of the Board of Directors and by stockholders. For existing directors to be nominated for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider the director's performance on the Board, his attendance record at Board and committee meetings, the needs of the Company and the ability of the director to continue to satisfy the established director qualifications set forth in the Company's Corporate Governance Guidelines.

      With respect to new members of the Board, the Nominating and Corporate Governance Committee will consider the needs of the Company and whether the director satisfies the Committee's established director qualifications. When the Committee determines a need exists, the Committee will recommend new directors to replace directors who do not seek re-election, to fill vacancies or to add members to the Board of Directors in the event the size of the Board is increased. Once the Committee has identified a prospective director nominee and has conducted an initial evaluation of the candidate, the Committee will interview the candidate. If the Committee believes the candidate would be an appropriate addition to the Board of Directors, it will recommend to the full Board of Directors that the individual be nominated for election at an annual meeting of stockholders or be elected to fill a vacancy on the Board. The Board of Directors determines the director nominees after considering the recommendation of the Nominating and Corporate Governance Committee.

      Suggestions by Stockholders. The Nominating and Corporate Governance Committee will consider suggestions by stockholders of individuals to serve on the Board of Directors when it makes its recommendations to the full Board of Directors of persons to be nominated as directors. Director candidates suggested by a stockholder will be considered by the Nominating and Corporate Governance Committee in a manner similar to the way that candidates suggested by a Committee member or by a member of the Board of Directors are considered. Any stockholder desiring to make a suggestion to the Nominating and Corporate Governance Committee of a director nominee should submit to the Committee the candidate's name and address; a statement of the candidate's business experience; an identification of other boards of directors and board committees on which the candidate serves; a statement indicating any relationship between the candidate and the Company itself, any customer, supplier or competitor of the Company or the stockholder making the suggestion; a statement that the candidate would be willing to serve if nominated and elected; an evaluation of the candidate in light of the Committee's established director qualifications; and any other information requested by the Committee. These suggestions should be made in writing and received no later than October 31, 2005 by:

      Chair, Nominating and Corporate Governance Committee
      Chromcraft Revington, Inc.
      1100 North Washington Street
      Delphi, Indiana 46923

      Stockholders also can nominate individuals for election as directors at any annual meeting of stockholders in addition to making suggestions to the Nominating and Corporate Governance Committee as provided above. To make such a nomination, a stockholder must comply with the procedures set forth in the Company's By-Laws. Those procedures are contained in Article IX of the By-Laws and are summarized under the heading "STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS" on page 22 of this proxy statement.

      Qualifications of Directors. When evaluating a prospective director nominee, the Nominating and Corporate Governance Committee will consider, among other qualifications, the prospective nominee's:

      -     level of integrity;

      - ability to make sound decisions and to exercise appropriate business judgment;

      -     overall business experience;

      -     knowledge of the Company's industry;

      - ability to devote sufficient time and attention to the performance of his duties as a director;

      - independence from the Company and its customers, suppliers and competitors;

      - potential contribution to the range of talent, skill and expertise needed or appropriate for the Board of Directors;

      -     ability to represent the interests of the Company's stockholders;
            and

      - background or experience in financial, accounting or compensation matters.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Stockholders or other interested parties who desire to communicate with the full Board of Directors, the non-management directors or an individual director may write to:

      Chair, Nominating and Corporate Governance Committee
      Chromcraft Revington, Inc.
      1100 North Washington Street
      Delphi, Indiana 46923

      A letter from a stockholder should state the stockholder's name and, if the stockholder's shares are held in street name, evidence of the stockholder's ownership of Company common stock. Depending on the subject matter of the letter, the Chairman will:

      -     forward the letter to the appropriate director;

      - request an officer of the Company to handle the inquiry directly such as, for example, where the letter contains a request for routine information about the Company or stock transfer matters or is primarily commercial in nature; or

      - not forward the letter to any director if it relates to an improper or irrelevant topic.

      At each Board meeting, the Chairman will present a summary of all letters received since the last Board meeting that were not forwarded to all directors and will make those letters available to any director.

ATTENDANCE AT ANNUAL MEETINGS

      The Board of Directors has adopted a policy that it expects all Board members to attend the Company's annual meeting of stockholders. All directors attended the Company's 2004 annual meeting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table summarizes the annual and long term compensation paid by the Company to the executive officers of the Company for the years ended December 31, 2004, 2003 and 2002.

                                                                                LONG TERM
                                          ANNUAL COMPENSATION              COMPENSATION AWARDS
                                          -------------------              -------------------
                                                                           SHARES
                                                             OTHER       UNDERLYING      LTIP
  NAME AND PRINCIPAL                          BONUS         ANNUAL         STOCK         AWARD        ALL OTHER
       POSITION          YEAR    SALARY        (1)       COMPENSATION     OPTIONS         (2)       COMPENSATION
----------------------   ----   ---------   ---------   ---------------  ----------   ----------   ---------------
Michael E. Thomas        2004   $ 418,000   $  38,099   $    136,326(3)      26,464   $  179,883   $    246,652(4)
Chairman, President      2003     406,667      99,555         47,610(3)      46,567      244,000         97,411(4)
and Chief Executive      2002     387,500     456,435         55,590(3)     175,000      471,254         60,028(4)
Officer of the Company

Frank T. Kane            2004   $ 218,333   $  13,267   $      -0-            7,260   $   50,112   $     21,199(5)
Vice President-          2003     209,167      34,137          -0-           12,946       66,933         16,475(5)
Finance, Chief           2002     202,000     158,623          -0-          100,000      131,018            505(5)
Financial Officer,
Secretary and
Treasurer of the
Company

Stephen D. Healy         2004   $ 223,000   $   -0-     $      -0-            -0-     $    -0-     $     19,877(6)
President of             2003     215,000       -0-            -0-            -0-          -0-           10,034(6)
Cochrane                 2002     207,500      20,483          -0-          100,000        -0-            2,000(6)
Furniture Company,
Inc. (a wholly-owned
subsidiary of the
Company)

----------

(1) The amounts included in this column were earned under the Chromcraft Revington Short Term Executive Incentive Plan (the "Short Term Incentive Plan") for the years indicated.

(2) The awards under the Chromcraft Revington Long Term Executive Incentive Plan (the "Long Term Incentive Plan") were paid in two components: 50% in a single lump sum cash amount and 50% in options to acquire shares of the Company's common stock. The cash and stock option components of the awards for 2004, 2003 and 2002 were paid or granted in 2005, 2004 and 2003, respectively.

(3) Includes amounts reimbursed to Mr. Thomas for taxes incurred on Company contributions to the Thomas SERP (as defined below) of $109,280, $37,705 and $43,406 for 2004, 2003 and 2002, respectively.

(4) Includes Company contributions to tax qualified retirement plans of $8,200, $10,034 and $500 for 2004, 2003 and 2002, respectively, Company contributions pursuant to the Thomas SERP (as defined below) and payments for retirement benefits reduced under Internal Revenue Code restrictions of $238,452, $87,378 and $59,528 for 2004, 2003 and 2002, respectively.

(5) Represents Company contributions to tax qualified retirement plans of $8,200, $9,985 and $505 for 2004, 2003 and 2002, respectively, and payments for retirement benefits reduced under Internal Revenue Code restrictions of $12,999, $6,490 and -0- for 2004, 2003 and 2002,
      respectively.

(6) Represents Company contributions to tax qualified retirement plans of $8,200, $10,034 and $2,000 for 2004, 2003 and 2002, respectively, and payments for retirement benefits reduced under Internal Revenue Code restrictions of $11,677, -0- and -0- for 2004, 2003 and 2002,
      respectively.

      Under applicable U.S. federal income tax laws, the Company generally cannot take a tax deduction for certain compensation paid to the individuals named in the Summary Compensation Table in excess of $1 million. However, certain performance-based compensation is fully deductible by the Company if certain requirements, including stockholder approval, are met. The Short Term Incentive Plan and the Long Term Incentive Plan were approved by the Company's stockholders in 2002.

STOCK OPTION GRANTS IN 2004

      The following table summarizes certain information concerning stock options granted in 2004 to the persons named in the Summary Compensation Table, and the value of the options held by such persons at December 31, 2004. The exercise price of the stock options equaled the average of the high and low selling prices of the Company's common stock, as reported by the New York Stock Exchange on the date of grant. (At the time of the stock option grants made in 2004, the Company's common stock was traded on the New York Stock Exchange. The Company's common stock began trading on the American Stock Exchange on June 8, 2004.)

                                 PERCENT OF                            POTENTIAL REALIZABLE VALUE
                    NUMBER OF       TOTAL                              AT ASSUMED ANNUAL RATES OF
                      SHARES       OPTIONS                            STOCK PRICE APPRECIATION FOR
                    UNDERLYING   GRANTED TO                                  OPTION TERM (1)
                     OPTIONS      EMPLOYEES   EXERCISE   EXPIRATION   ----------------------------
     NAME            GRANTED       IN 2004      PRICE      DATE            5%             10%
-----------------   ----------   ----------   --------   ----------   ------------   -------------
Michael E. Thomas       26,464         66.7%  $  13.82     03/01/14   $    230,005   $     582,882

Frank T. Kane            7,260         18.3%  $  13.82     03/01/14   $     63,099   $     159,905

Stephen D. Healy             -            -          -            -              -               -

----------

(1) These dollar amounts represent a hypothetical increase in the price of the common stock, less the exercise price, from the date of option grant until the expiration date of the option at the rate of 5% and 10% per annum compounded. The actual value, if any, of stock options is dependent on the future performance of the Company's common stock. There can be no assurance that the amounts assumed in these columns will be achieved or that higher amounts will not be achieved.

AGGREGATED OPTION EXERCISES IN 2004 AND YEAR END OPTION VALUES

      The following table summarizes certain information concerning stock options exercised in 2004 by the persons named in the Summary Compensation Table, and the value of the options held by such persons at December 31, 2004.

                                          NUMBER OF SHARES UNDERLYING       VALUE OF UNEXERCISED
                     SHARES                 UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                    ACQUIRED                  DECEMBER 31, 2004             DECEMBER 31, 2004 (1)
                       ON       VALUE     ---------------------------   ---------------------------
      NAME          EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------   --------   --------   -----------   -------------   -----------   -------------
Michael E. Thomas          -   $      -       295,026          58,334   $   283,067   $     105,585

Frank T. Kane              -   $      -        99,912          60,000   $    93,330   $     108,600

Stephen D. Healy           -   $      -        84,476          60,000   $   121,760   $     108,600

----------

(1) Value per share is calculated by subtracting the exercise price from the closing price of the Company's common stock of $12.30 per share on December 31, 2004, as reported on the American Stock Exchange.

EMPLOYMENT AGREEMENTS

      Michael E. Thomas. The Company and Mr. Thomas are parties to an employment agreement, as amended, which provides, among other items, for the employment by the Company of Mr. Thomas as the Company's Chairman of the Board, President and Chief Executive Officer through April 23, 2005. The employment agreement provides for automatic one-year extensions, unless the Company or Mr. Thomas gives notice of termination at least 180 days before the termination date. The Company may terminate the employment of Mr. Thomas with or without cause (as defined in the employment agreement) or in the event of the disability of Mr. Thomas. If the Company terminates the employment of Mr. Thomas with cause, then he is entitled to receive his monthly base salary for a three-month period following his termination. If the Company terminates the employment of Mr. Thomas without cause, then he is entitled to receive an amount equal to twice the sum of his then-current annual base salary plus the higher bonus earned by him under the Short Term Incentive Plan in the two fiscal years prior to termination. In the event of termination due to disability, Mr. Thomas will continue to receive his then-current annual base salary, less any payments equivalent to those provided by the Company's benefit plans and by any government sponsored program, for a 24-month period following the termination.

      If Mr. Thomas terminates his employment following a change in control of the Company (as defined in his employment agreement) and, in addition, a reduction in his duties, a diminution in his salary or benefits or a relocation of his principal place of employment occurs, then the Company will be required to pay him, as severance pay, a lump sum amount equal to twice the sum of his then-current annual base salary plus the higher bonus earned by him under the Short Term Incentive Plan in the two fiscal years prior to the change in control.

      Under his employment agreement, Mr. Thomas receives a base salary of not less than $400,000 during each year that the employment agreement is in effect and is entitled to participate in the incentive compensation plans and programs generally available to executives of the Company. The Company also pays the premiums on insurance covering Mr. Thomas' life having a total face amount of $1.5 million.

      In addition, Mr. Thomas may not compete against the Company during his employment by the Company and during the two-year period following termination of his employment.

      Mr. Thomas has given his notice of termination of the employment agreement, which means the agreement will terminate on April 23, 2005. Mr. Thomas will retire as the Chairman of the Board, President and Chief Executive Officer of the Company effective immediately following the 2005 annual meeting of stockholders.

      Frank T. Kane. The Company also has entered into an employment agreement with Frank T. Kane which provides, among other items, for the employment by the Company of Mr. Kane as the Company's Vice President-Finance, Chief Financial Officer, Secretary and Treasurer through March 15, 2006. The employment agreement provides for automatic extensions for successive one-year periods upon expiration of the initial term, or any renewal term, unless the Company or Mr. Kane gives notice of termination at least 180 days before the termination date. The Company may terminate the employment of Mr. Kane with or without cause (as defined in the employment agreement) or in the event of the disability of Mr. Kane. Mr. Kane may terminate his employment with or without good reason (as defined in the employment agreement). If the Company terminates Mr. Kane's employment with cause or if Mr. Kane terminates his employment without good reason, then the Company is required to pay him, in a lump sum, his monthly base salary for a three-month period following his termination. If the Company terminates Mr. Kane's employment without cause or if Mr. Kane terminates his employment with good reason, then the Company is required to pay him in 24 equal monthly installments an amount equal to twice the sum of his then-current annual base salary and the higher cash bonus under the Short Term Incentive Plan (up to the target award rate) paid to him in the two fiscal years preceding termination. In the event of termination due to disability, Mr. Kane will receive his then-current annual base salary earned through the date of termination.

      If Mr. Kane terminates his employment following a change in control of the Company (as defined in the employment agreement) and, in addition, a reduction in his duties, a diminution in his salary or benefits or a relocation of his principal place of employment occurs, then the Company will be required to pay him, as severance pay, a lump sum amount equal to twice the sum of his then-current annual base salary and the higher cash bonus under the Short Term Incentive Plan (up to the target award rate) paid to him in the two fiscal years preceding termination.

      Under his employment agreement, Mr. Kane receives a base salary of not less than $205,000 during each year that the employment agreement is in effect and will be entitled to participate in the incentive compensation plans and programs generally available to executives of the Company.

      Under his employment agreement, Mr. Kane may not compete against the Company during his employment by the Company and during the two-year period following termination of his employment. However, if the Company elects not to extend the term of Mr. Kane's employment agreement, then Mr. Kane may not compete against the Company for a one-year period following termination of his employment.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      Effective as of March 31, 1992, the Company established pursuant to Mr. Thomas' employment agreement a supplemental executive retirement plan for the purpose of providing supplemental retirement benefits to Mr. Thomas upon his retirement from the Company (the "Thomas SERP"). The manner by which payments of the Thomas SERP were to be made was specified in a supplemental retirement benefits agreement dated August 21, 1992, as amended, between the Company and Mr. Thomas. The supplemental retirement benefits agreement provides that the Thomas SERP is implemented through a whole life insurance policy as to which the Company will pay up to 15 annual premium payments through 2007; provided, however, that the Company is not obligated to pay the premiums on the insurance policy upon the termination of Mr. Thomas' employment.

      On March 3, 2004, the Company and Mr. Thomas entered into a supplement to the employment agreement and the supplemental retirement benefits agreement. Among other items, the supplement (i) clarifies the calculation, timing and funding of the Thomas SERP, and (ii) amends certain provisions of Mr. Thomas' employment agreement and supplemental retirement benefits agreement.

      The Thomas SERP currently provides that Mr. Thomas will receive lifetime retirement income from the Company equal to 60% of the average of his salary plus any bonus earned under the Short Term Incentive Plan during Mr. Thomas' final three calendar years of employment with the Company, but reduced by offsets of the annuitized amount of the account balances attributable to Company contributions (and investment earnings thereon) under certain employee benefit plans and insurance policies as well as the annualized benefit payable under a defined benefit plan of a predecessor company. The Thomas SERP is payable upon any termination of Mr. Thomas' employment (except a termination with cause) or upon his retirement before or after he attains age 65.

      The supplement also provides that Mr. Thomas will receive a minimum annual retirement benefit from the Company equal to $400,000 per year, reduced by the offsets described above, regardless of the amounts of his salary and any bonuses paid under the Short Term Incentive Plan during his final three calendar years of employment and regardless of whether Mr. Thomas retires before or after age
65. Based upon the formula contained in the supplement, which governs the amount of the Thomas SERP, the annual benefit payable under the Thomas SERP (but excluding the applicable offsets) upon Mr. Thomas' retirement from the Company in 2005 would equal the minimum annual retirement benefit of $400,000.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee is comprised of five non-employee directors:
Messrs. Butler, Kolb, Kunz, Mullett and Wintrub. No member of the Compensation Committee is or was formerly an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers of that entity serving as a member of the Board of Directors or Compensation Committee of the Company.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

      The Compensation Committee has furnished the report set forth below on executive compensation for the year ended December 31, 2004. The functions of the Compensation Committee are described above under the heading "CORPORATE GOVERNANCE AND BOARD MATTERS."

      An objective of the Compensation Committee is to help assure that executive compensation bears a reasonable relationship to corporate performance, business strategy and increases in stockholder value. The following principles currently serve as guidelines for compensation recommendations and decisions of the Compensation Committee:

      - Reward executives through appropriate incentive compensation and ownership in the Company for achievement of short term and long term business goals and strategies.

      - Align executive officer compensation with the success of the Company such that compensation is based, in part, upon performance in order to create an environment that rewards performance.

      - Provide a total executive compensation package that enables the Company to attract and retain appropriate executives.

      The Compensation Committee periodically reviews information relating to comparable companies in order to establish general guidelines for executive officer compensation. In addition, the Compensation Committee has retained an independent compensation consultant to review the competitiveness of the executive compensation program in relation to other comparable companies, including those in the peer group set forth under the heading "STOCK PERFORMANCE GRAPH."

      The principal elements of the compensation program for executive officers, including Mr. Thomas, the Chief Executive Officer of the Company, are summarized below.

BASE SALARY

      Base salary levels are set based upon the requirements of the executive's employment agreement with the Company, competitive market conditions and the executive's job performance. In determining the 2004 base salary increases for Mr. Thomas and the other executive officers of the Company, the Compensation Committee considered several factors, including the executive's responsibilities, duties, performance and experience, as well as base salaries for executives holding similar positions at comparable companies, but no specific weights were placed on any of these factors.

      For 2004, Mr. Thomas received a base salary of $418,000, representing a 2.8% increase in his base salary from 2003. Under his employment agreement with the Company, Mr. Thomas is to receive a base salary of not less than $400,000 per year.

SHORT TERM INCENTIVE PLAN

      The Company maintains the Short Term Incentive Plan to focus the efforts of its executive officers on the short term performance of the Company. Each year, the Compensation Committee sets performance standards that must be satisfied for an award to be made under the Short Term Incentive Plan and corresponding award rates. Awards under the Short Term Incentive Plan are payable in cash. For 2004, the performance factors for Mr. Thomas were based on the Company's (i) sales, (ii) cash flow, and (iii) net earnings.

      In 2004, Mr. Thomas earned an award of $38,099 under the Short Term Incentive Plan.

LONG TERM INCENTIVE PLAN

      The Company maintains the Long Term Incentive Plan to focus the efforts of its executive officers on the long term performance of the Company. Each year, the Compensation Committee sets performance standards that must be satisfied for an award to be made under the Long Term Incentive Plan and corresponding award rates. For the three-year performance period ended December 31, 2004, performance factors for Mr. Thomas were based on the Company's (i) sales, (ii) cash flow, (iii) net earnings, (iv) return on equity compared to the average return on equity for the Company's peer group and (v) reduction in bank debt. Awards under the Long Term Incentive Plan are paid 50% in a single lump sum cash amount and 50% in options to acquire shares of the Company's common stock. Stock options awarded under the Long Term Incentive Plan are subject to the provisions of the 1992 Stock Option Plan.

      Mr. Thomas earned a Long Term Incentive Plan award of $179,883 attributable to the 2002-2004 performance period, with 50% of the award paid in a cash sum of $89,941 and 50% paid in the form of a stock option grant of 17,705 shares of the Company's common stock valued under the Black-Scholes option pricing model.

                                  MEMBERS OF THE COMPENSATION COMMITTEE

                                  David L. Kolb, Chairman
                                  Ronald H. Butler
                                  Larry P. Kunz
                                  Theodore L. Mullett
                                  Warren G. Wintrub

                          INDEPENDENT AUDITORS

GENERAL

      KPMG LLP audited the financial statements of the Company for the year ended December 31, 2004 and has been appointed by the Audit Committee of the Board of Directors to audit the financial statements of the Company for the year ending December 31, 2005. A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

FEES TO INDEPENDENT AUDITORS

      The following table sets forth the fees billed or to be billed by KPMG LLP to the Company for services performed in connection with the years ended December 31, 2004 and 2003.

                              2004           2003
                            ---------      ---------
Audit fees (1)              $ 221,300      $ 201,250
Audit-related fees (2)         18,000         16,500
Tax fees                          -0-            -0-
All other fees (3)            161,076         51,906
                            ---------      ---------
   Total                    $ 400,376      $ 269,656
                            =========      =========

(1) Audit fees represented fees for professional services rendered in connection with the audit of the Company's financial statements for the years ended December 31, 2004 and 2003 and the review of the Company's financial statements included in its Quarterly Reports on Form 10-Q filed in 2004 and 2003.

(2) Audit-related fees represented fees for professional services rendered in connection with audits of the Company's employee benefit plans.

(3) All other fees consisted of non-audit services primarily related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

      KPMG LLP is permitted to provide only services to the Company that have been pre-approved by the Audit Committee.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has furnished the report set forth below on the Company's audited financial statements for the year ended December 31, 2004. The functions of the Audit Committee are described above under the heading "CORPORATE GOVERNANCE AND BOARD MATTERS."

      The Audit Committee reviewed and discussed with management and the independent auditors the Company's audited financial statements as of and for the year ended December 31, 2004. Management has the primary responsibility for the Company's financial statements and the reporting process, including the Company's system of internal controls. The Company's independent auditors, KPMG LLP, audited the Company's financial statements as of and for the year ended December 31, 2004 and expressed an opinion that the financial statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries as of and for such year in conformity with accounting principles generally accepted in the United States of America.

      The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. Additionally, the Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence. The Committee relies on the information and representations provided to it by management and the independent auditors.

      Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

                                  MEMBERS OF THE AUDIT COMMITTEE

                                  Theodore L. Mullett, Chairman
                                  Ronald H. Butler
                                  David L. Kolb
                                  Larry P. Kunz
                                  Warren G. Wintrub

                             STOCK PERFORMANCE GRAPH

      The graph set forth below compares the five-year cumulative total stockholder return of the Company's common stock with the cumulative total stockholder return of (i) the Russell 2000(R) Index, (ii) the NYSE Market Index and (iii) an industry peer group index compiled by the Company that consists of several companies. The graph assumes $100 was invested on January 1, 2000 in the Company's common stock, the NYSE Market Index, the Russell 2000(R) Index and the peer group index and assumes the reinvestment of dividends, if any.

      The Company has determined to use the Russell 2000(R) Index rather than the NYSE Market Index for its stock performance graph because shares of the Company's common stock are no longer traded on the New York Stock Exchange.

                           [STOCK PERFORMANCE GRAPH]

              COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                --------------------------- FISCAL YEAR ENDING ----------------------------
COMPANY/INDEX/MARKET            12/31/1999   12/29/2000   12/31/2001   12/31/2002   12/31/2003   12/31/2004

Chromcraft Revington Inc            100.00        95.24       102.67       124.29       108.00       117.14
Customer Selected Stock List        100.00        91.00       113.31       123.68       128.86       120.86
NYSE Market Index                   100.00       102.38        93.26        76.18        98.69       111.45
Russell 2000 Index                  100.00        95.68        96.66        75.80       110.19       129.47

The Customer Selected Stock List is made up of the following securities:

BASSETT FURNITURE IND
FLEXSTEEL INDUSTRIES INC
KIMBALL INTERNAT B
LA-Z-BOY INCORPORATED
ROW COMPANIES THE
STANLEY FURNITURE INC


The peer group includes the following companies: Bassett Furniture Industries, Inc., Flexsteel Industries, Inc., Kimball International, Inc., La-Z-Boy Incorporated, Rowe Furniture Corporation and Stanley Furniture Company, Inc. Bush Industries, Inc., a member of the peer group prior to 2004, is now a private company and has been excluded from the peer group. Calculations for this graph were prepared by CoreData, Inc. of Richmond, Virginia.

                        ANNUAL REPORT AND PROXY STATEMENT

      A copy of the Company's 2004 annual report to stockholders, including the audited consolidated financial statements as of and for the year ended December 31, 2004, is enclosed with this proxy statement. The 2004 annual report to stockholders does not constitute proxy soliciting material.

      In an effort to reduce printing costs and postage fees, the Company has adopted a practice whereby stockholders who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of this proxy statement and the 2004 annual report unless one or more of these stockholders notifies the Company that they wish to receive individual copies of these materials. The Company will deliver promptly upon written or oral request a separate copy of this proxy statement and its 2004 annual report to any stockholder at a shared address to which a single copy of those materials was sent.

      If a stockholder shares an address with another stockholder and received only one copy of this proxy statement and the annual report this year but would like to receive a separate copy of these materials in the future, or if a stockholder received multiple copies of this proxy statement and the 2004 annual report but would like to receive a single copy of the Company's proxy statement and annual report in the future, please contact the Company.

      Stockholders may contact the Company by mail at 1100 North Washington Street, Delphi, Indiana 46923 or by telephone at (765) 564-3500. In either case, you should direct your communication to Mr. Frank T. Kane, Corporate Secretary of the Company.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

      In addition to the notice requirements described below, stockholder proposals desired to be considered for inclusion in the Company's proxy soliciting materials relating to the 2006 annual meeting of stockholders must be received by the Company at its principal executive office no later than December 1, 2005 and must be submitted in accordance with all rules and regulations under the Securities Exchange Act of 1934.

      Stockholders desiring to make a director nomination or a proposal for any business or matter at any annual or special meeting of stockholders of the Company must comply with the notice procedures provided in the Company's By-Laws. Those procedures are summarized below. A complete copy of the Company's By-Laws was filed as an exhibit to the Company's Form 10-Q for the quarter ended October 2, 2004 and is available on the Internet website of the Securities and Exchange Commission at http://www.sec.gov.

      Nominations for the election as directors and proposals for any business or matter to be presented at any annual or special meeting of stockholders may be made by any stockholder of record of the Company entitled to vote in the election of directors or on the business or matter to be presented, as the case may be, or by the Board of Directors of the Company. In order for a stockholder to make any such nomination or proposal, the stockholder must give notice thereof in writing by certified first class United States mail, return receipt requested, or by receipted overnight delivery to the Corporate Secretary of the Company. Such notice must be received by the Company not later than the following date: (i) with respect to any annual meeting of stockholders, not less than 120 days or more than 180 days prior to the first anniversary of the date of the notice for the previous year's annual meeting of stockholders, or (ii) with respect to any special meeting of stockholders, not more than 15 days following the date of the notice for such special meeting. No notice of any kind under this procedure is required for any nominations for the election as directors or any proposals for any business or matter made by the Board of Directors of the Company.

      Each such notice given by a stockholder with respect to nominations for the election of directors must set forth as to each nominee: (i) the name, age, address and telephone number of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of stock of the Company beneficially owned by the nominee, and (iv) any arrangement pursuant to which the nomination is made or the nominee will serve or may be elected. The stockholder making such nominations must also promptly provide any other information relating to his nominees as may be reasonably requested by the Company.

      Each such notice given by a stockholder with respect to proposals for any business or other matter to be presented at any meeting of stockholders must set forth as to each matter: (i) a brief description of the business or matter desired to be presented at the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company's list of stockholders for the meeting, of the stockholder making such proposal, (iii) the class and number of shares of stock of the Company beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such proposal. The stockholder making such proposal must also promptly provide any other information relating to his proposal as may be reasonably requested by the Company.

      If any nomination or proposal is not made in accordance with the requirements of this notice procedure, the chairman of the annual or special meeting of stockholders at which such nomination or proposal is sought to be presented may determine that the nomination or proposal was not made in accordance with the notice procedure and, in such event, he may declare to the meeting that the defective nomination or proposal is out of order and will be disregarded and not presented for a vote of the stockholders. This notice procedure does not require the Company to hold any meeting of stockholders for the purpose of considering any nomination or proposal made by any stockholder.

                     DISCRETIONARY VOTING AND OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors knows of no matters other than the two items of business identified in the attached Notice of Annual Meeting of Stockholders to come before the annual meeting. If other matters properly come before the annual meeting, the persons named in the enclosed proxy will have authority to vote pursuant to such proxy at the annual meeting in accordance with the directions of the Company's Board of Directors.

      The information under the headings "Compensation Committee Report on Executive Compensation" and "Report of the Audit Committee" does not constitute soliciting material and is not filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                                  By Order of the Board of Directors,

                                  Frank T. Kane
                                  Vice President-Finance,
                                  Chief Financial Officer,
                                  and Secretary

March 31, 2005

                           CHROMCRAFT REVINGTON, INC.
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 2005
                         ANNUAL MEETING OF STOCKHOLDERS

          The undersigned hereby appoints STEPHEN D. HEALY and FRANK T. KANE, and each of them singly, as proxies, each having the power to appoint his substitute, to represent and to vote all shares of common stock of Chromcraft Revington, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 4, 2005, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present, as follows:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       ANNUAL MEETING OF STOCKHOLDERS OF
                           CHROMCRAFT REVINGTON, INC.

                                  MAY 4, 2005
                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


  -- Please detach along perforated line and mail in the envelope provided. --




    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. ELECTION OF DIRECTORS. To elect as directors the                                                           FOR  AGAINST  ABSTAIN
   nominees named below to hold office until the 2006        2. RATIFICATION OF APPOINTMENT OF KPMG LLP.      [ ]    [ ]      [ ]
   annual meeting of stockholders and until their               Ratification of the appointment of KPMG LLP
   respective successors are duly elected and qualified.        as the independent auditors for the Company
                        NOMINEES:                               for the year ending December 31, 2005.
   [ ] FOR ALL NOMINEES       ( )  Ronald H. Butler
                              ( )  Stephen D. Healy          3. OTHER MATTERS. In their discretion, on such other matters as may
   [ ] WITHHOLD AUTHORITY     ( )  David L. Kolb                properly come before the annual meeting of stockholders and any
       FOR ALL NOMINEES       ( )  Larry P. Kunz                adjournment or postponement thereof.
                              ( )  Theodore L. Mullett
   [ ] FOR ALL EXCEPT                                        THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN,
       (See instruction below)                               THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES
                                                             NAMED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
                                                             THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER
                                                             31, 2005. WITH RESPECT TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE
                                                             THE ANNUAL MEETING OF STOCKHOLDERS, THE PROXIES NAMED HEREIN WILL HAVE
                                                             THE AUTHORITY TO VOTE ON SUCH MATTERS AND INTEND TO VOTE IN ACCORDANCE
                                                             WITH THE DIRECTIONS OF THE COMPANY'S BOARD OF DIRECTORS.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ( )

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]


Signature of Stockholder                        Date:        Signature of Stockholder             Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.